UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2004

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Marshall & Ilsley Corporation (“M&I”) reported that based on information provided to M&I by the manager of a portion of its venture capital investments, M&I may be required under applicable accounting principles to recognize an unrealized pre-tax gain in the fourth quarter of 2004 on certain investments of up to approximately $34 million.  If this gain is in fact recognized, M&I may invest in its businesses, reduce or refinance its debt obligations, or take other actions which may reduce or eliminate the impact of this gain on M&I’s financial results for the fourth quarter of 2004.  There can be no assurance that this gain and/or the actions which may reduce or eliminate the impact of such gain will in fact occur.

This Current Report on Form 8-K contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2003 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, (ii) the uncertainty associated with complex accounting matters, and (iii) such other factors as may be described from time to time in M&I’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004	MARSHALL & ILSLEY CORPORATION

By:/s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

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